                              SETTLEMENT AGREEMENT

                                  I.  PARTIES

       This Settlement Agreement ("Agreement") is entered into between the (a) United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General ("OIG-HHS") of the Department of Health and Human Services ("HHS") (collectively the "United States"); (b) Timothy Hill and Alan Leavitt ("the Relators"); (c) Paracelsus Healthcare Corporation ("Paracelsus"), Lincoln Community Medical Limited Liability Company ("Lincoln"), Lincoln Community Medical Corporation, dba Orange County Community Hospital ("OCCH") and Bellwood Medical Corporation, dba Bellwood General Hospital ("BGH") (together "the Paracelsus Companies"); and (d) individual defendant Joseph Sharp ("the Individual Defendant"). The Paracelsus Companies and the Individual Defendant are referred to collectively as "the Paracelsus Defendants."

       All of the foregoing are referred to collectively as "the Parties."

                                  II. PREAMBLE

       As a preamble to this Agreement, the Parties agree to the following:

       A. Paracelsus, through one or more subsidiaries, has operated OCCH and BGH.

       B. OCCH and BGH, through Paracelsus, submitted claims for payment to the Medicare Program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C. Sections 1395-1395ggg.

       C. The United States contends that it has certain civil claims against the Paracelsus Defendants under the False Claims Act, 31 U.S.C. Sections 3729-3733, other federal statutes, and common law doctrines for engaging in the following conduct at OCCH and BGH:

              (1) The United States contends that at various times between 1993 and 1997, some of the Paracelsus companies

       (a) had management agreements or directorship agreements at OCCH with Daybreak, Inc., a California Corporation ("Daybreak"), Renaissance, a California General Partnership ("Renaissance"), Pride Institute at Solutions, a California General Partnership (Pride I), Pride Institute at Solutions II, a California General Partnership ("Pride II"), and Management Team Networks, Inc., a California corporation (together "the Management Companies");

       (b) were involved with psychiatric programs called Daybreak, Renaissance and Pride at OCCH ("the Programs");

       (c) had contracts with and made payments to physicians and medical directors, made payments for patient travel expenses, and waived payments owed by patients in connection with the Programs; and

       (d) had relationships in connection with the Programs with persons named Chaz Pritchard, Michael Ralke, and Frank Boudewyns,

all of which were intended to induce patient referrals to OCCH in violation of the Anti-Kickback Statute, 42 U.S.C. Section 1320a-7b(b), and



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -2-
some of which were improperly claimed on Medicare cost reports for OCCH.

              (2) The United States contends that at various times from 1993 through 1997, some of the Paracelsus Companies submitted claims to Medicare for medically unnecessary services, services not rendered, and non-billable services to patients in the Programs at OCCH.

              (3) The United States contends that between 1990 and 1997 the Paracelsus Companies had directorship, joint venture, and other agreements with physicians and physician groups at BGH that were intended to induce patient referrals to BGH in violation of the Anti-Kickback Statute, 42 U.S.C. Section 1320a-7b(b).

       The foregoing alleged conduct is hereinafter referred to as the "Covered Conduct".

       D. The United States also contends that it has certain administrative claims against the Paracelsus Defendants under the provisions for permissive exclusion from the Medicare, Medicaid, and other Federal health care programs, 42 U.S.C. Section 1320a-7(b), and the provisions for civil monetary penalties, 42 U.S.C. Section 1320a-7a, for the Covered Conduct.

       E. The Relators have filed a qui tam action, United States ex rel. Hill and Leavitt v. Paracelsus Healthcare Corp. et al., CV 95-6653 TJH(JRx) in the United States District Court for the Central District of California ("the Action"). In the Action, the Relators



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -3-
seek damages for violation of the False Claims Act, 31 U.S.C. Sections 3729-3733, from the Paracelsus Defendants and others.

       F. The Paracelsus Defendants deny the contentions of the United States as set forth in Paragraphs C and D above and the allegations of the Relators as set forth in their complaint in the Action.

       G. To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of these claims, the Parties reach a full and final settlement as set forth below.

                           III. TERMS AND CONDITIONS

       NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations set forth below, and for good and valuable consideration as stated herein, the Parties agree as follows:

       1. Payment. Paracelsus, on behalf of itself, the other Paracelsus Defendants, and other released parties, shall pay to the United States $7,300,000 (the "Principal Settlement Amount") as follows:

       (a) $4,000,000 within three (3) days of the full execution of this Agreement;

       (b) $1,000,000 plus interest within six months of the full execution of this Agreement;

       (c) $2,300,000 plus interest within twelve months of the full execution of this Agreement.



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -4-

All sums unpaid after three (3) days from the date of full execution of this Agreement by the Parties shall bear interest at the six-month T bill rate in effect on the third day following such execution.

       All payments will be made by electronic funds transfer in accordance with instructions to be provided by the United States.

       2. Additional Payment. If, based upon or because of this Agreement, the Action, or any contentions concerning the Covered Conduct, the Paracelsus Defendants receive any Related Payments as that term is defined in Schedule 1.1(f) attached to the Agreement dated March 30, 1998 related to the Paracelsus Healthcare Corporation Amended and Restated Credit Agreement dated as of March 30, 1998 with Banque Paribas as Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and Bank of Montreal, as Administrative Agent ("the Credit Agreement"), including but not limited to insurance proceeds or recoveries in the nature of contribution or indemnity from any other defendants named in the Action, the Paracelsus Defendants will pay the United States the amount of such Related Payments up to $700,000 ("the Additional Settlement Amount"). The Paracelsus Defendants shall promptly notify the United States and the Relators of the receipt of any such Related Payment. Payment to the United States shall be made within five (5) days of the Paracelsus Defendants' receipt of any such Related Payment and will be made by wire transfer in accordance with shall use reasonable efforts to obtain Related



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Healthcare Corporation                     -5-

Payments from insurers under any applicable Paracelsus directors and officers liability policy excluding Excess Insurance Policy No. DFX0009397 issued by Great American Insurance Companies. The reasonable efforts will include making a demand for payment from the relevant insurers and may, but are not required to, include initiating litigation or arbitration against the relevant insurers. Paracelsus shall cooperate with the Individual Defendant in his efforts to obtain Related Payments. Its cooperation shall include assigning rights, if necessary, and signing documents to enable the Individual Defendant to seek the payments. Six months and twelve months from the Execution of this Agreement, the Individual Defendant shall provide the United States and the Relators with a brief written statement of such efforts.

       3. Release of Paracelsus Defendants. In consideration of the obligations of the Paracelsus Defendants set forth in this Agreement, conditioned on Paracelsus making the payments as described in Paragraph 1 above and subject to Paragraph 18 below (concerning bankruptcy proceedings commenced within 91 days of the effective date of this Agreement), the United States (on behalf of itself, its officers, agents, agencies, and departments) and the Relators (on behalf of themselves, their heirs, successors, family members, attorneys, and assigns) fully and finally release, waive, and forever discharge the Paracelsus Defendants, and each of their current or former parent corporations, affiliates, subsidiaries, shareholders, officers, directors, employees, heirs, successors,



Settlement Agreement Between
United States and Paracelsus
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
family members, attorneys, and assigns, from any civil or administrative monetary claim, action, suit, or proceeding that the United States has or may have, existing on or before the Effective Date of this Agreement for the Covered Conduct, including but not limited to those under the False Claims Act, 31 U.S.C. Sections 3729-3733, the Civil Monetary Penalties Law, 42 U.S.C.
Section 1320a-7a, the Program Fraud Civil Remedies Act, 31 U.S.C. Sections 3801-3812, administrative recoupment of overpayment under the Medicare or Medicaid programs, 42 U.S.C. Section 1395gg, 42 C.F.R. Sections 405.370-405.378, 42 C.F.R. Sections 447.30, 447.31, subject to Paragraphs 10 and 12 below; or the common law theories of payment by mistake, unjust enrichment, breach of contract and fraud.

       4. Additional Release by OIG-HHS. In consideration of the obligations of the Paracelsus Defendants set forth in this Agreement, conditioned on Paracelsus making the payments as described in Paragraph 1 above and subject to Paragraph 18 below (concerning bankruptcy proceedings commenced within 91 days of the effective date of this Agreement), the OIG-HHS fully and finally releases, waives, discharges, and will refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the Medicare, Medicaid, or other Federal health care programs (as defined in 42 U.S.C. Section 1320a-7b(f)) for the Covered Conduct against the Paracelsus Defendants, and each of their current or former parent corporations, affiliates, subsidiaries, shareholders, officers, directors, employees, heirs,



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -7-
attorneys, successors, and assigns, under 42 U.S.C. Section 1320a-7a (the Civil Monetary Penalties Law), 42 U.S.C. Section 1320a-7(b) (permissive exclusion), 42 U.S.C. Section 1320c-5(a)(1), 42 C.F.R. Sections 1001.201-1001.1701 (except to the extent that convictions referred to in these regulations would require a mandatory exclusion pursuant to 42 U.S.C. Section 1320a-7(a)), or 42 C.F.R.
Section 1003.105, except as reserved in Paragraph 6 below and as reserved in this Paragraph. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude the Paracelsus Defendants, together with their current and former parent corporations, each of their direct or indirect subsidiaries, sister corporations, divisions, current or former owners, officers, directors, affiliates, and the successors and assigns of any of them from the Medicare, Medicaid, or other Federal health care program under 42 U.S.C. Section 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct. Nothing in this Paragraph precludes the OIG-HHS from seeking to exclude Paracelsus from participation in the Medicare, Medicaid, and Federal health care programs if Paracelsus fails to make any payment as described in Paragraph 1 above or from taking action against entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph 6 below.

       5. Intervention and Dismissal. Upon receipt of the first payment described in Paragraph 1 above, the United States shall promptly and within three business days sign and file a Notice of Intervention and the United States and the Relators shall promptly



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -8-
and within three business days sign and file a Joint Stipulation of Dismissal in the form attached hereto as Exhibit A, dismissing claims against the Paracelsus Defendants for the Covered Conduct with prejudice consistent with the terms of this Settlement Agreement and the release set forth in paragraph 3 above.

       6. Exceptions to Releases. Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person, including the Paracelsus Defendants, are any and all of the following

       (a) Any civil, criminal, or administrative claims arising under Title 26, U.S. Code (Internal Revenue Code);

       (b)    Any criminal liability;

       (c) Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

       (d) Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

       (e) Any claims based upon such obligations as are created by this Agreement;

       (f) Any express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services, provided by the Paracelsus Companies to the United States or Medicare beneficiaries;

       (g) Any claims based on a failure to deliver items or services due to the United States or Medicare beneficiaries;



Settlement Agreement Between
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Healthcare Corporation                     -9-

       (h) The Relators' claim for attorney's fees, expenses, and costs pursuant to 31 U.S.C. Section 3730(d)(1).

       7. Corporate Integrity Agreement. Paracelsus and Lincoln have entered into a Corporate Integrity Agreement with HHS, attached as Exhibit B, which is incorporated into this Agreement by reference. Paracelsus and Lincoln shall comply with their obligations under the Corporate Integrity Agreement.

       8. Release of United States by the Paracelsus Defendants. The Paracelsus Defendants fully and finally release the United States, its agencies, employees, servants, and agents from any claims (including attorneys' fees, costs, and expenses of every kind and however denominated) which the Paracelsus Defendants have or may have existing on or before the Effective Date of this Agreement, against the United States, its agencies, employees, servants, attorneys, and agents for their actions in connection with the Covered Conduct and their investigation, litigation, and resolution thereof.

       9. Limitations in Credit Agreement. Paracelsus has provided the United States with (a) a copy of the Credit Agreement, which states that an event resulting in a Material Adverse Effect is a default (Section 11.1); (b) a related Agreement dated March 30, 1998, which attaches Schedule 1.1(f), which states that a Material Adverse Effect results if Paracelsus pays more than $7.5 million or more in excess of total "Related Payments," as defined therein, to resolve certain litigation pending against Paracelsus; and (c) part



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -10-
of Schedule 7.6, showing that the Action and certain stockholders' litigation are among the litigation actions included in Schedule 1.1(f). Paracelsus represents that it has provided the United States with all documents material to the terms of Schedule 1.1(f); that these documents evidence a valid and binding legal obligation of Paracelsus, and that neither Paracelsus, nor its subsidiaries, nor any of its Directors or Officers has received any Related Payment as defined in Schedule 1.1(f) in connection with or because of this Agreement, the Action, or contentions concerning the Covered Conduct.

       10. Cost Report Disallowances. In auditing cost reports for OCCH, Blue Cross of California, the Medicare fiscal intermediary for OCCH, has disallowed or reclassified management fees and certain other costs and revenues associated with the Programs. These audit adjustments are identified as Audit Adjustment Numbers 4, 11, 12, 18 and 19 for the fiscal year ended September 30, 1995. The Paracelsus Companies agree not to contest those adjustments for 1995 or equivalent adjustments and treatment for subsequent fiscal years, and waive any rights to appeal such disallowances and treatment, including but not limited to their appeal rights under 42 C.F.R. Sections 405.1801-405.1890. Upon execution of this Agreement, the Paracelsus Companies will withdraw or dismiss any pending appeal of such disallowance and treatment.

       Except as set forth in the preceding paragraph and in Paragraph 12 below, nothing in this Agreement shall be deemed to



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -11-
affect the rights of the fiscal intermediary, on behalf of Medicare, to make any other cost report audit adjustments it deems appropriate or to affect the rights of the Paracelsus Companies to contest or appeal any such other adjustments.

       11. Denied Claims. The Amount that Paracelsus must pay pursuant to this Agreement by electronic wire transfer pursuant to Paragraphs 1 and 2 above will not be decreased as a result of the denial of any claims for payment now being withheld from payment by any Medicare carrier or fiscal intermediary related to the Covered Conduct. The Paracelsus Companies agree not to resubmit to any Medicare carrier or fiscal intermediary any previously denied claims related to the Covered Conduct and agree not to appeal any such denials of claims.

       12. Unallowable Costs. The Paracelsus Companies agree that all costs (as defined in the Federal Acquisition Regulations ("FAR") 48 C.F.R. Section 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. Sections 1395-1395ggg and 1396-1396v, and the regulations promulgated thereunder) incurred by or on behalf of the Paracelsus Companies, their predecessors or any of their present or former officers, directors, employees, shareholders, and agents, in connection with: (a) the matters covered by this Agreement, (b) the audit(s) and civil and any criminal investigation(s) by the United States of the matters covered by this Agreement, (c) the Paracelsus Companies' or their predecessors' investigation, defense, and corrective actions



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Healthcare Corporation                     -12-
undertaken in response to the audit(s) and civil and any criminal investigation(s) by the United States in connection with the matters covered by this Agreement (including the Corporate Integrity Agreement and attorney's fees), (d) the negotiation of this Agreement, and (e) the payment made pursuant to this Agreement, are unallowable costs on Government contracts and under the Medicare Program, Medicaid Program, TRICARE (or CHAMPUS) Program, FEHBP, and Veterans Affairs Program (hereafter, "unallowable costs"). These unallowable costs will be separately estimated and accounted for by the Paracelsus Companies, and the Paracelsus Companies will not charge such unallowable costs directly or indirectly to any contracts with the United States or any state Medicaid program, or seek payment for such unallowable costs through any cost report, cost statement, information statement, or payment request submitted by the Paracelsus Companies or any of their subsidiaries to the Medicare, Medicaid, TRICARE, VA, or FEHBP programs.

       The Paracelsus Companies further agree that within 60 days of the effective date of this Agreement they will identify to applicable Medicare and TRICARE fiscal intermediaries, carriers and/or contractors, and Medicaid, VA, and FEHBP fiscal agents, any unallowable costs (as defined in this paragraph) included in payments previously sought from the United States, or any State Medicaid Program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -13-
requests already submitted by the Paracelsus Companies, and will request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the unallowable costs. The Paracelsus Companies agree that the United States will be entitled to recoup from the Paracelsus Companies any overpayment as a result of the inclusion of such unallowable costs on previously-submitted cost reports, information reports, cost statements, or requests for payment. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by the Paracelsus Companies or any of their subsidiaries on the effect of inclusion of unallowable costs (as defined in this paragraph) on the Paracelsus Companies' cost reports, cost statements, or information reports. Nothing in this Agreement shall constitute a waiver of the rights of the United States to examine or reexamine the unallowable costs described in this Paragraph.

       13. No Offsets from Beneficiaries. The Paracelsus Companies agree that they will not seek payment for any of the health care services to Medicare beneficiaries in the Programs from any of the beneficiaries or their parents or sponsors. The Paracelsus companies waive any causes of action against these beneficiaries or their parents or sponsors based upon these services.



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -14-

       14. Waiver of Excessive Fines Defense. The Paracelsus Defendants waive and will not assert any defenses they may have to any criminal prosecution or administrative action relating to the Covered Conduct, which defenses may be based in whole or in part on the Double Jeopardy or Excessive Fines Clause of the United States Constitution and agree that the Settlement Amount is not punitive in nature or effect for purposes of such criminal prosecution or administrative action.

       15. No Agreement Re Tax Treatment. Nothing in this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of any proceeding under Title 26 of the Internal Revenue Code.

       16. Cooperation. The Paracelsus Companies covenant to cooperate fully and truthfully with the United States in any investigation concerning the Covered Conduct of individuals and entities not specifically released in this Agreement. Upon reasonable notice, the Paracelsus Companies will make reasonable efforts to facilitate access to, and encourage the cooperation of, their directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals, and will furnish to the United States, upon reasonable request, all non-privileged documents and records in their possession, custody, or control relating to the Covered Conduct.

       17. Financial Condition. Paracelsus expressly warrants that it has reviewed its financial situation and that it currently is



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Healthcare Corporation                     -15-
solvent within the meaning of 11 U.S.C. Section 547(b)(3), and that its payment to the United States hereunder will not render it insolvent. Further, the Parties expressly warrant that, in evaluating whether to execute this Agreement, the Parties (a) have intended that the mutual promises, covenants and obligations set forth herein constitute a contemporaneous exchange for new value given to Paracelsus, within the meaning of 11 U.S.C. Section 547 (c)(1), and (b) have concluded that these mutual promises, covenants and obligations do, in fact, constitute such a contemporaneous exchange.

       18. Bankruptcy. In the event Paracelsus commences, or a third party commences, within 91 days of the effective date of this Agreement, any case, proceeding, or other action (a) under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors seeking to have any order for relief entered as to Paracelsus, or seeking to adjudicate Paracelsus as bankrupt or insolvent, or (b) seeking appointment of a receiver, trustee, custodian, or other similar official for Paracelsus or for all or any substantial part of Paracelsus' assets, Paracelsus agrees as follows:

       a. Paracelsus' obligations under this Agreement may not be avoided pursuant to 11 U.S.C. Section 547, and Paracelsus will not argue or otherwise take the position in any such case, proceeding, or action that: (i) Paracelsus' obligations under this Agreement may be avoided under 11 U.S.C. Section 547;
(ii) Paracelsus was insolvent at



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
the time this Agreement was entered into, or became insolvent as a result of the payment made to the United States hereunder; or (iii) the mutual promises, covenants, and obligations set forth in this Agreement do not constitute a contemporaneous exchange for new value given to Paracelsus.

       b. In the event that Paracelsus' obligations hereunder are avoided pursuant to 11 U.S.C. Section 547, the United States, at its sole option, may rescind this Agreement and bring any civil and/or administrative claim, action, or proceeding against Paracelsus for the claims that would otherwise be covered by the releases provided above, except that Paracelsus shall receive credit as an offset for any amount paid to and retained by the United States and the Relators. If the United States chooses to do so, Paracelsus agrees that (i) any such claims, actions, or proceedings brought by the United States (including any proceedings to exclude Paracelsus from participation in Medicare, Medicaid, or other Federal health care programs) are not subject to an "automatic stay" pursuant to 11 U.S.C. Section 362(a) as a result of the action, case, or proceeding described in the first clause of this Paragraph, and that Paracelsus will not argue or otherwise contend that the United States' claims, actions or proceedings are subject to an automatic stay; (ii) that Paracelsus will not plead, argue, or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, or similar theories, to any such civil or administrative claims, actions, or proceedings which are brought by




Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -17-
the United States within sixty (60) calendar days of written notification to Paracelsus that the releases herein have been rescinded pursuant to this Paragraph, except to the extent such defenses were available on the date of execution of this Agreement; and (iii) the United States may pursue its claim, inter alia, in the case, action, or proceeding referenced in the first clause of this Paragraph, as well as in any other case, action, or proceeding.

       c. Paracelsus acknowledges that its agreements in this Paragraph are provided in exchange for valuable consideration provided in this Agreement.

       19. Costs. The United States and the Paracelsus Companies will bear their own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

       20. No Admission. This Agreement and the terms of it are not evidence or an admission by any Party as to any issue of fact or law and are not admissible into evidence for any purpose except to enforce the terms of the Agreement.

       21. Adequacy of Settlement. The Relators agree that this Settlement is fair, adequate, and reasonable under all the circumstances known to them.

       22. Voluntary Agreement. The Paracelsus Defendants represent that this Agreement is freely and voluntarily entered into without




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United States and Paracelsus
Healthcare Corporation                     -18-
any degree of duress or compulsion whatsoever and they have each been advised with respect hereto by counsel.

       23. Governing Law. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Agreement will be the United States District Court for the Central District of California.

       24. Entire Agreement. This Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended except by written consent of the Parties, except that only Paracelsus, Lincoln, and OIG-HHS must agree in writing to modification of the Corporate Integrity Agreement.

       25. Capacity to Execute. The undersigned individuals signing this Agreement on behalf of the Paracelsus Companies represent and warrant that they are authorized by their respective Companies to execute this Agreement. The undersigned United States signatories represent that they are signing this Agreement in their official capacities and that they are authorized to execute this Agreement.

       26. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

       27. Effective Date. This Agreement is effective on the date of signature of the last signatory to the Agreement.



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -19-

                          THE UNITED STATES OF AMERICA


DATED:                               BY:
        ------------------------         -------------------------------
                                         CONSUELO S. WOODHEAD
                                         Assistant United States Attorney
                                         Deputy Chief, Civil Frauds
                                         Central District of California

DATED:                               BY:
        ------------------------         -------------------------------
                                         LEWIS MORRIS
                                         Assistant Inspector General
                                         Office of Counsel to the
                                         Inspector General
                                         Office of Inspector General
                                         United States Department of
                                           Health and Human Services

                                    RELATORS


DATED:                               BY:
        ------------------------         -------------------------------
                                         TIMOTHY HILL
                                         Relator

DATED:                               BY:
        ------------------------         -------------------------------
                                         ALAN LEAVITT
                                         Relator

REVIEWED BY:

                                         CALDWELL, LESLIE, NEWCOMBE &
                                         PETTIT

DATED:                               BY:
        ------------------------         -------------------------------
                                         MICHAEL R. LESLIE, ESQ.
                                         Attorney for the Relators



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United States and Paracelsus
Healthcare Corporation                     -20-

                            THE PARACELSUS COMPANIES


                                         PARACELSUS HEALTHCARE
                                         CORPORATION

DATED:                               BY:
        ------------------------         -------------------------------
                                         Its:


                                         LINCOLN COMMUNITY MEDICAL
                                         LIMITED LIABILITY COMPANY

DATED:                               BY:
        ------------------------         -------------------------------
                                         Its:


                                         LINCOLN COMMUNITY MEDICAL
                                         CORPORATION, DBA ORANGE
                                         COUNTY COMMUNITY HOSPITAL

DATED:                               BY:
        ------------------------         -------------------------------
                                         Its:


                                         BELLWOOD MEDICAL CORPORATION
                                         DBA BELLWOOD GENERAL HOSPITAL

DATED:                               BY:
        ------------------------         -------------------------------
                                         Its:


REVIEWED BY:

                                         WILMER, CUTLER & PICKERING


DATED:                               BY:
        ------------------------         -------------------------------
                                         ANDREW N. VOLLMER
                                         Attorneys for the Paracelsus
                                         Companies



Settlement Agreement Between
United States and Paracelsus
Healthcare Corporation                     -21-